UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 18, 2016

Motorola Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-7221	36-1115800
(Commission File Number)	(IRS Employer Identification No.)

1303 East Algonquin Road Schaumburg, Illinois	60196
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 576-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

In connection with the completion of the Acquisition as defined and more fully described in Item 2.01 below, Motorola Solutions, Inc. (the “Company”) entered into, on February 18, 2016, a new term loan credit agreement (the “New Credit Agreement”) with Lloyds Bank PLC, as administrative agent (the “Administrative Agent”), and the several lenders and agents party thereto. The New Credit Agreement provides for a senior unsecured credit facility (the “New Loan Facility”) pursuant to which the Company borrowed a term loan (the “Term Loan”) with an initial principal amount of $675 million. No additional borrowings are permitted under the New Loan Facility and amounts borrowed and repaid or prepaid may not be re-borrowed. The proceeds of the Term Loan must be used by the Company (a) to finance the Acquisition and the transactions contemplated by or related to the Acquisition and the New Loan Facility, including the payment of fees and expenses associated therewith and (b) for working capital and other general corporate purposes. The Company’s borrowing capacity under our 2014 $2.1 billion unsecured syndicated revolving credit facility may be partially limited at the end of the first quarter of 2016 due to the additional indebtedness incurred in connection with the Term Loan.

The Term Loan matures on February 18, 2019 (the “Maturity Date”). The Term Loan bears interest at a rate per annum equal to (i) at the Company’s election, the Base Rate or the Eurodollar Rate (each as defined in the New Credit Agreement) plus (ii) the Applicable Margin (as defined in the New Credit Agreement) based on the Company’s corporate credit rating. Principal on the Term Loan does not amortize, but rather is payable in a bullet payment on the Maturity Date. The Term Loan may be prepaid at par by the Company at any time without premium or penalty.

Certain other material terms of the New Credit Agreement include (i) a financial covenant requiring the Company to maintain compliance with a leverage ratio of 4.25 to 1.00; (ii) restrictive covenants (subject, in each case, to certain customary exceptions and amounts) that limit the Company’s ability to, among other things, create liens and enter into sale and leaseback transactions; (iii) customary events of default, upon the occurrence of which, after any applicable grace period, the lenders will have the ability to accelerate all outstanding loans thereunder; and (iv) customary representations and warranties.

The Administrative Agent and the other agents and lenders party to the New Credit Agreement, as well as certain of their respective affiliates, have performed, and may in the future perform, various commercial banking, investment banking, underwriting and other financial advisory services for the Company, for which they have received and may in the future receive customary fees and expenses.

The foregoing description of the New Credit Agreement is qualified in its entirety by reference to the New Credit Agreement filed as Exhibit 10.1 hereto and incorporated by reference into this Item 1.01.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On February 19, 2016, the Company, through its wholly-owned subsidiary Motorola Solutions UK Acquisition Company Limited, a company registered in England and Wales (the “Buyer”), completed its previously-announced acquisition (the “Acquisition”) of the entire issued share capital (the “Shares”) of Guardian Digital Communications Limited, a company registered in England and Wales (“Guardian Limited”), from Guardian Digital Communications Holdings Limited, a company registered in England and Wales (the “Seller”), pursuant to a Share Purchase Agreement, dated December 3, 2015, by and between the Company, the Seller and Motorola Solutions Overseas Limited (the “Share Purchase Agreement”). Motorola Solutions Overseas Limited novated the Share Purchase Agreement to the Buyer on January 22, 2016. Guardian Limited is the parent company of Airwave Solutions Limited, a company registered in England and Wales (“Airwave”).

The Buyer paid the Seller aggregate consideration of £1.00 for the Shares. Immediately following payment of the consideration for the Shares, the Buyer invested into Guardian Limited net cash of approximately £700 million. This investment, together with the aggregate consideration of £1.00, was funded by borrowings under the New Loan Facility, as described in Item 1.01 above, and cash on hand. As previously disclosed, the Buyer’s investment will be used by Guardian Limited to fully discharge certain agreed liabilities.

The Company previously disclosed the Acquisition and related definitive agreements in a Current Report on Form 8-K, filed on December 3, 2015, and the descriptions of such definitive agreements (including the Share Purchase Agreement), are incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On February 19, 2016, the Company issued a press release announcing the completion of the acquisition described in Item 2.01 above.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required to be filed pursuant to this Item 9.01 are not being filed herewith. Such financial statements will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required to be filed pursuant to this Item 9.01 is not being filed herewith. Such pro forma financial information will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(c)

Not applicable.

(d) Exhibits

Exhibit No.	Description

10.1	Term Loan Credit Agreement, dated February 18, 2016, by and among Motorola Solutions, Inc., Lloyds Bank PLC, as administrative agent, and the several lenders and agents party thereto.

99.1	Press Release of Motorola Solutions, Inc. dated February 19, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTOROLA SOLUTIONS, INC. (Registrant)

Dated: February 22, 2016	By:	/s/ Mark S. Hacker
	Name:	Mark S. Hacker
	Title:	Executive Vice President, General Counsel and Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Term Loan Credit Agreement, dated February 18, 2016, by and among Motorola Solutions, Inc., Lloyds Bank PLC, as administrative agent, and the several lenders and agents party thereto.

99.1	Press Release of Motorola Solutions, Inc. dated February 19, 2016.